EXHIBIT 10.22

August 4, 1997



The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Re:   Second Amendment to/Consent and Waiver under Revolving
      Credit Agreement

Ladies and Gentlemen:

     Reference is made to the Revolving Credit Agreement
("Agreement"), dated as of June 20, 1995 and amended as of October 13, 1995, between Envirodyne Industries, Inc.
("Envirodyne") and The Prudential Insurance Company of America
("Prudential"). Unless otherwise defined herein, terms used herein which are defined in the Agreement shall have the meanings as given in the Agreement.

     Envirodyne has requested that Prudential amend the Agreement and Prudential has agreed to make the amendments specified herein. In addition, Envirodyne has requested that Prudential waive any prior default by Envirodyne of Paragraph 4A(a), Paragraph 4A(b) or Paragraph 4C(a) of the Agreement, if any.
Envirodyne and Prudential therefore agree as follows:

    1. Paragraphs 4A(a)(iii),(iv) and (v) of the Agreement is hereby amended by deleting such paragraphs in their entirety and substituting in lieu thereof the following:

             (iii) During each "Clause (iii) Test Period"
        (as defined below) occurring during the period
        commencing on December 27, 1996 and ending on
        December 25, 1997, to be less than an amount (the
        "Clause (iii) Amount") equal to (1) the greater of
        (X) the Clause (ii) Amount at December 26, 1996,
        and (Y) negative $47,000,000, plus (2) 50% of
                                      ----
        Consolidated Net Income for such Clause (iii) Test
        Period (or zero in the case of a deficit), plus
                                                   ----
        (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iii) Test
        Period; where "Clause (iii) Test Period" means, at any time, the period (taken as a one accounting period) commencing on December 27, 1996 and ending on the then most recently ended fiscal quarter of the Company;

             (iv) During each "Clause (iv) Test Period" (as
        defined below) occurring during the period
        commencing on December 26, 1997 and ending on
        December 31, 1998, to be less than an amount (the
        "Clause (iv) Amount") equal to (1) the greater of
        (X) the Clause (iii) Amount at December 25, 1997,
        and (Y) negative $47,000,000, plus (2) 50% of
                                      ----
        Consolidated Net Income for such Clause (iv) Test
        Period (or zero in the case of a deficit), plus
                                                   ----
        (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iv) Test
        Period; where "Clause (iv) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 26, 1997 and ending on the then most recently ended fiscal quarter of the Company; and

             (v) During each "Clause (v) Test Period" (as
        defined below) occurring after January 1, 1999 and
        thereafter, to be less than an amount equal to (1)
        the greater of (X) the Clause (iv) Amount at
        December 31, 1998, and (Y) negative $47,000,000,
        plus (2) the greater of (X) 50% of Consolidated Net
        ----
        Income for such Clause (v) Test Period (or zero in
        the case of a deficit), and (Y) $1,250,000
        multiplied by the number of the Company's fiscal
        quarters that have ended during such Clause (v)
        Test Period, plus (3) the amount of any net gain
                     ----
        realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities
        (including, without limitation, the 10.25% Notes) during such Clause (v) Test Period; where "Clause
        (v) Test Period" commencing on January 1, 1999 and ending on the then most recently ended fiscal quarter of the Company.

     2. Paragraph 4A(b) of the Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

             (b)     Fixed Charge Coverage Ratio.  The Company
                     ---------------------------
        covenants that it will not cause or permit the ratio of (i) Consolidated Cash Flow for the twelve month period ending at the end of any fiscal quarter of the Company to (ii) Consolidated Fixed Charges for each such twelve month period to be less than the ratio set forth below for the period set forth below in which such fiscal quarter ends:

                  Ratio      Period
                  -----      ------
                  1.45:1     Closing Day through December 28, 1995

                  1.50:1     December 29, 1995 through
                             December 31, 1998

                  1:55:1     January 1, 1999 and thereafter

        provided, however, for purposes of determining
        --------  -------
        Consolidated Cash Flow for the calculation of the Fixed Charge Coverage Ratio only and notwithstanding any tax effect of such restructuring charges, restructuring charges in amounts not to exceed $3,500,000 and $1,500,000 shall be added back, each on a one-time basis prior to December 25, 1997 and June 25, 1998, respectively, to the calculation of Consolidated Net Income to the extent deducted therefrom. In addition, as a condition to the Company's request for a drawing under the Agreement, the Company shall certify through delivery of the Revolving Loan Request that at the time of the request, the Fixed Charge Coverage Ratio for the preceding twelve month period (ending on the month ending not earlier than thirty-five (35) days prior to the date of the Revolving Loan Request) of the Company is at least 1.55:1.

     3.   Paragraph 4C(a) of the Agreement shall be amended by
deleting the last clause of such paragraph, beginning with
"provided, however" and substituting in lieu thereof the following:
 --------  -------

        provided, however, that at no time shall (1)
        --------  -------
        Consolidated Senior Debt be more than 52.5% of Consolidated Total Capitalization, or (2) Consolidated
        Debt be more than 88% of Consolidated Total
        Capitalization.

     4. Exhibit J to the Agreement is hereby amended by deleting such Exhibit in its entirety and replacing it with the form of
Exhibit J attached hereto as Exhibit A.
                             ---------

     5. Prudential hereby waives any prior default by Envirodyne of Paragraphs 4A(a), Paragraph 4A(b) or Paragraph 4C(a) of the
Agreement, if any.

     The provisions of Paragraphs 4A(a)(iii),(iv) and (v), Paragraph 4A(b) and Paragraph 4C(a) of the Agreement, as amended by this letter, shall be deemed effective for all purposes as of December 27, 1996, provided, however, that this letter shall not become effective until (a) Envirodyne has entered into amendments that are substantially identical to the amendments to the Agreement contained herein with respect to (i) the Indenture, dated as of June 20, 1995 and amended as of October 13, 1995, between Envirodyne and Fleet National Bank (formerly Shawmut Bank Connecticut, National Association) ("Indenture"), as trustee and
(ii) the Credit Agreement ("Credit Agreement"), dated as of June 20, 1995 and amended as of October 13, 1995, among Envirodyne, the lenders identified therein and BT Commercial Corporation, as Agent ("BT"), and (b) Prudential shall have received from the Required Holders (as defined in the Indenture) and BT written consents satisfactory to it of the amendments of the Agreement set forth herein. Prudential hereby consents to amendments to the Indenture and Credit Agreement in substantially the respective forms attached hereto as Exhibit B and Exhibit C.
                   ---------     ---------

     Envirodyne represents and warrants as follows: (i) it has all necessary power and authority to execute and deliver this letter;
(ii) the execution, delivery and performance of this letter have been duly authorized by it, (iii) this letter and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of Envirodyne and are enforceable against Envirodyne in accordance with their terms; (iv) the approval, execution, delivery and performance of the terms hereof do not violate any contractual provision to which it is a party or by which it is or its properties are bound or any law applicable to it; and (v) after giving effect to the amendments to the Agreement set forth herein, no Default or Event of Default has occurred and is continuing.

     Upon the effective date of this letter, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby and each reference to the Agreement in all other Transaction Documents shall mean and be a reference to the Agreement, as amended hereby.

     This letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of New York.

     Except as specifically amended above, the Agreement, and all other Transaction Documents, shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter shall not, except as expressly provided herein, operate as an amendment to any provision of the Agreement, a waiver of any right, power or remedy of Prudential, or constitute a waiver of, or consent to any departure from, any provision of the Agreement or any other Transaction Document.

     This letter may be executed by one or more of the parties to this letter on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Please acknowledge the foregoing and your agreement thereto by signing the two copies of this letter agreement where indicated below and returning one copy to me.

                            Very truly yours,

                            ENVIRODYNE INDUSTRIES, INC.


                            By: _____________________________
                                  Gordon S. Donovan
                                  Vice President, Chief Financial
                                    Officer and Treasurer





Accepted and Agreed to
as of the date written above:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By: _____________________________

Title: ____________________________